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                                                                     EXHIBIT 1.1

                          1,000,000 Shares Common Stock

                          Coastal Community Group, Inc.
                                                                 _________, 1999


                            MANAGING DEALER AGREEMENT

Coast Partners Securities, Inc.
As representative of the several
   Dealers named in Schedule A
601 California Street, Suite 1400
San Francisco, California 94108

Dear Sirs:

         Coastal Community Group, Inc., a Florida corporation (the "Offeror"), proposes to issue and sell 1,000,000 shares (the "Common Shares") of the Offeror's common stock, $0.01 par value per share (the "Common Stock"), the terms of which are more fully described in the Prospectus (as defined in Section
2). Pursuant to the terms of this Agreement, Coast Partners Securities, Inc. (the "Managing Dealer"), acting for itself and on behalf of the several dealers named in Schedule A (the "Dealers"), who are acting severally and not jointly, will use their best efforts to solicit subscriptions to purchase a minimum of 900,000 and a maximum of 1,000,000 Common Shares at a purchase price of $10.00 per share (the "Purchase Price"), with a minimum purchase from any investor of 250 shares or $2,500 and a maximum purchase of 50,000 shares or $500,000 unless waived by the Offeror (the "Offering"). The Offeror, the Managing Dealer and the Dealers hereby confirm their agreement in connection with the Offering.

     1.   SALE OF COMMON SHARES; COMMISSIONS.

          (a) On the basis of the Dealers' representations, warranties and covenants, but subject to the terms and conditions of this Agreement, the Offeror hereby grants the Dealers the exclusive right to solicit purchasers for the Common Shares during the period between the effective date of this Agreement (as defined in Section 9 hereof) and the Sales Termination Date (defined in Section 1(e)), such period being the Offering Period, and, subject to the Offeror's performance of all of its obligations to be performed hereunder and to the completeness and accuracy of all of the Offeror's representations and warranties contained herein, the Dealers agree to use their best efforts to find purchasers for the Common Shares at the Purchase Price. Notwithstanding the preceding sentence, the Offeror reserves the right to solicit the potential investors who have been identified by the Offeror in writing to the Managing Dealer prior to the Closing Date (defined in Section 1(g) below). The Offeror also reserves the right to reject any prospective investor, and no commission will be payable to a Dealer for any proposed sale to any rejected investor.

          (b) Each investor desiring to purchase Common Shares will be required to complete, execute and deliver a subscription agreement substantially similar to the form


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     attached as an exhibit hereto (a "Subscription"), together with payment of the Purchase Price for the Common Shares subscribed for, which payment shall be made by certified or bank cashier's check. Each Dealer will have the right to review Subscriptions solicited by it and to reject the tender of any investor which such Dealer deems not acceptable. Copies of all Subscriptions which have not been rejected by the Dealers shall be forwarded together with the investor's check, in the amount of the Purchase Price for the subscribed Common Shares and payable to "SunTrust Bank, Miami, N.A. as Escrow Agent - Coastal Community Group, Inc.," to SunTrust Bank, Miami, N.A., 777 Brickell Avenue, Miami, Florida 33131 (the "Escrow Agent"), by noon of the first Business Day after receipt thereof by the Dealer. All Dealers will comply with the requirements of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). "Business Day" means any day on which commercial banks are not authorized or required to close in Miami, Florida.

         (c) Originals of all Subscriptions will be forwarded to the Offeror, and copies of all Subscriptions will be forwarded to the Managing Dealer, by noon of the second Business Day after receipt thereof by the Dealer. Promptly upon receipt thereof, the Offeror will determine whether it wishes to reject the investor's Subscription and will notify the tendering Dealer if such Subscription is rejected. Rejected Subscriptions will be returned promptly to the tendering Dealer. Payment for the Common Shares subscribed for in Subscriptions which have been accepted by the Offeror will be delivered to the Offeror on the applicable closing date.

         (d) In addition to forwarding Subscriptions to the Escrow Agent, Dealers will provide such other information deemed reasonably necessary by the Offeror and all documents, if any, required under state securities laws.

         (e) All Subscriptions by investors for Common Shares will be conditional upon (A) the tendering of Subscriptions for an amount of Common Shares equal to at least 900,000 ("Minimum Subscriptions") by ______, 1999 [90 DAYS], which may be extended to _______, 1999, at the election of the Offeror (the "Sales Termination Date"), (B) upon the Offeror's receipt from the Dealers on the Closing Date (defined in Section 1(g)) of funds from investors representing an aggregate Purchase Price of $9,000,000 ("Minimum Payments"), and (C) receipt by the Offeror of a "Notice of Intent to Approve" from the Florida Department of Banking and Finance within 180 days of the Sales Termination Date. If Minimum Subscriptions have not been accepted by the Sales Termination Date, or Minimum Payments have not been accepted on the Closing Date, or the Offeror does not receive a Notice of Intent to Approve within 180 days of the Sales Termination Date, this Agreement will terminate and all funds previously contributed by subscribers will be returned promptly, in full, with interest, if any.

         (f) If Minimum Subscriptions have been accepted before the Sales Termination Date, the Offeror and the Escrow Agent shall so notify the Managing Dealer in writing. The "Initial Closing Date" shall be the first full Business Day following the date on which the Minimum Subscriptions are achieved and the Company has received the Notice of Intent to Approve, or such day thereafter as shall be mutually agreed upon by the Managing Dealer and the Offeror. Subject to fulfillment of the conditions


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     specified in Section 6 hereof, on the Initial Closing Date payment of the
     Purchase Price for the Common Shares for which the Dealers have found purchasers as of the Initial Closing Date, and delivery, with respect to each purchaser, of a copy of the Subscription signed by such purchaser, shall be made to the Offeror at the offices of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., counsel for the Offeror, at One Biscayne Tower, Two South Biscayne Blvd., Suite 3400, Miami, Florida 33131 (the "Gunster Offices"), or at such other place as shall be agreed to by the Managing Dealer and the Offeror.

         (g) If at least Minimum Subscriptions are achieved but less than all of the Common Shares have been purchased on the Initial Closing Date, the Offering Period shall continue until 10:00 a.m., Miami time on the Sales Termination Date, or at such other time not more than 25 Business Days after the Sales Termination Date as the Offeror and the Managing Dealer shall determine (the "Closing Date"). At all times during the Offering, the Dealers shall follow the procedures proscribed by this Section 1. Common Shares will be issued at closing dates ("Subsequent Closing Dates") occurring after the Initial Closing Date and prior to the Closing Date as agreed upon by the Managing Dealer and the Offeror. All closings of the Offering, if any, shall take place at the Gunster Offices or at such other place as shall be agreed to by the Managing Dealer and the Offeror.

         (h) If Subscriptions are received for more than $10,000,000 then the Offeror may accept one Subscription over another or allocate Common Shares among subscribers as the Offeror deems fit. Subject to the Offeror's right to reject any prospective investor as set forth in Section 1(a), the Offeror will accept in the order designated by the Managing Dealer all Subscriptions which are specifically designated, if the Offeror can do so without violating applicable securities laws.

         (i) On the Closing Date, Subscriptions for Common Shares received by the Dealers and delivered to the Offeror which have not been rejected by the Offeror will be deemed to be accepted.

         (j) On a closing date, the Offeror will deliver certificates for the Common Shares to the Dealers. Certificates for Common Shares to be purchased hereunder shall be in book-entry form and registered in the name of Cede & Co. not later than 12:00 noon, Miami time, two Business Days prior to the applicable closing date.

         (k) In consideration for the performance of its obligations hereunder, the Managing Dealer shall be entitled to a commission from the Offeror of $.70 per Common Share sold in the Offering; provided, that no commission shall be paid with respect to Common Shares sold to investors who have been identified by the Offeror in writing to the Managing Dealer prior to the Closing Date, up to a maximum of 400,000 Common Shares. In the event Minimum Subscriptions are not received or Minimum Payments are not made and the Offering is terminated, or in the event that the Offeror does not receive a Notice of Intent to Approve within 180 days of the Sales Termination Date, the Managing Dealer will not be entitled to receive any commissions and will not be reimbursed for its expenses, except as provided in Section 4 below. Any commissions,


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     investment banking fees and allowable expenses will be payable to the
     Managing Dealer on the Closing Date.

         (l) Each Dealer may sell Common Shares to dealers chosen by it (the "Selected Dealers") at the Purchase Price less the applicable Selected Dealers' concessions set forth in the Prospectus, for re-offering by Selected Dealers to the public at the Purchase Price. The Dealers may allow, and Selected Dealers may re-allow, a concession set forth in the Prospectus (which shall not exceed $.60) to certain other brokers and dealers.

         (m) In addition to the commission payable to the Managing Dealer specified in subsection (k) above, the Offeror shall pay to the Managing Dealer an investment banking fee equal to $.25 per Common Share sold in the Offering.

         (n) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Offeror and its officers, directors, agents and employees will not, prior to the Closing Date, directly or indirectly contact or communicate with any potential investor with respect to an investment in the Common Shares, except to the extent required by applicable securities laws and regulations and except with respect to investors who have been identified by the Offeror in writing to the Managing Dealer prior to the Closing Date.

         (o) The Managing Dealer hereby represents and warrants to the Offeror that it has the authority to enter into this Agreement on behalf of the several Dealers and that the Dealers have indicated to the Managing Dealer their intention to severally and not jointly solicit, on a best-efforts basis, purchasers for the Common Shares as provided herein.

2.       REPRESENTATIONS AND WARRANTIES.

         (a) The Offeror represents and warrants to the several Dealers that:

             (i) The Offeror has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File Number 333-75033) for the registration of $10,000,000 aggregate amount of Common Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus subject to completion included therein, and one or more amendments or supplements to such registration statement may have been so filed, in each case in conformity with the requirements of the 1933 Act, the rules and regulations promulgated thereunder (the "1933 Act Regulations"). Copies of such registration statement, including any amendments thereto, each Preliminary Prospectus (as defined herein) contained therein and the exhibits, financial statements and schedules to such registration statement, as finally amended and revised, have heretofore been delivered by the Offeror to the Dealers. After the execution of this Agreement, the Offeror will file with the Commission
          (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the 1933 Act, a prospectus in the form most recently included in an


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          amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A of the 1933 Act Regulations ("Rule 430A") or permitted by Rule 424(b) of the 1933 Act Regulations ("Rule 424(b)") and as have been provided to and not objected to by the Dealers prior to (or as are agreed to by the Dealers subsequent to) the execution of this Agreement, or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the 1933 Act, an amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, a copy of which amendment has been furnished to and not objected to by the Dealers prior to (or is agreed to by the Dealers subsequent to) the execution of this Agreement. Except as required by applicable law as evidenced by a written opinion of counsel relating thereto, the Offeror will not file any amendment to the registration statement or any amended Preliminary Prospectus or any amendment thereto, of which the Dealers have not been previously furnished a copy or to which the Dealers or counsel thereto shall have reasonably objected in writing. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective under the 1933 Act, including (1) all financial schedules and exhibits thereto, and (2) any information omitted therefrom pursuant to Rule 430A and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each preliminary prospectus subject to completion filed with such Registration Statement or any amendment thereto (including the preliminary prospectus subject to completion, if any, included in the Registration Statement and each prospectus filed pursuant to Rule 424(a) under the 1933 Act); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b)(1) or (4) if no prospectus is required to be filed pursuant to Rule 424(b)(1) or (4), the prospectus included in the Registration Statement, in each case including the financial schedules. The date on which the Registration Statement becomes effective under the 1933 Act is hereinafter referred to as the "Effective Date."

             (ii) No order preventing or suspending the use of any Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) has been issued by the Commission, nor has the Commission, to the knowledge of the Offeror, threatened to issue such an order or instituted proceedings for that purpose. Each Preliminary Prospectus, at the time of filing thereof, (A) complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (B) did not contain an untrue statement of fact or omit to state any fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offeror by the Dealers expressly for inclusion in the Prospectus beneath the heading "Plan of Distribution" and on the cover page of the Prospectus with respect to price, placement discounts and terms of the offering (such information referred to herein as the "Dealer Information").



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             (iii) At the Effective Date and at all times subsequent thereto, up to and including the Closing Date, the Registration Statement and any post-effective amendment thereto (A) complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (B) did not and will not contain an untrue statement of fact or omit to state any fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the Effective Date and at all times when the Prospectus is required to be delivered in connection with offers and sales of Common Shares, including, without limitation, the Closing Date, the Prospectus, as amended or supplemented, (1) complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (2) did not contain and will not contain an untrue statement of fact or omit to state any fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to Dealer Information.

             (iv) The Offeror is duly incorporated, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted. The Offeror has all necessary power and authority to issue and sell the Common Shares, to enter into and perform its obligations under this Agreement and to consummate the transactions herein contemplated; the Offeror is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Offeror; the Offeror has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus; the Offeror is not a party to or bound by any agreement or instrument other than this Agreement and the agreements and instruments described in the Prospectus; the Offeror has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and as described in the Prospectus; the Offeror is not a party to or subject to any action, suit or proceeding of any nature.

             (v) The Offeror does not own or control, directly or indirectly, more than 5% of any class of equity security of any corporation, association or other entity. The Offeror intends to use the proceeds from the Offering to acquire a subsidiary, Coastal Community Bank (the "Bank").

             (vi) All of the issued and outstanding shares of capital stock of the Bank, when issued to the Offeror, will be (A) duly authorized and validly issued, (B) fully paid and nonassessable except to the extent such shares may be deemed assessable under 12 U.S.C. Section 55 or 12 U.S.C. Section 1831o, and (C) except


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          as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), directly owned by the Offeror free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim or equity. Except as disclosed in the Prospectus, there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of the Bank.

             (vii) The capital stock of the Offeror conforms to the description thereof contained in the Prospectus or the financial information included therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of capital stock and equity securities of the Offeror have been duly authorized and validly issued and are fully paid and nonassessable, and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Offeror; no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Offeror. Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding rights, options or warrants to acquire from the Offeror any securities of the Offeror other than options issued under the Offeror's 1998 Incentive Stock Option Plan, Outside Director Stock Option Plan and Restricted Non-Statutory Stock Option Plan, and warrants issued to certain of the Offeror's organizers, and there are no outstanding securities convertible into or exchangeable for any such securities and no restrictions upon the voting or transfer of any capital stock of the Offeror pursuant to the Offeror's corporate charter or bylaws or any agreement or other instrument to which the Offeror is a party or by which the Offeror is bound.

             (viii) The Offeror has all requisite power and authority to issue, sell and deliver the Common Shares in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All corporate action required to be taken by the Offeror for the authorization, issuance, sale and delivery of the Common Shares in accordance with such terms and conditions has been validly and sufficiently taken. The Common Shares, when delivered in accordance with this Agreement, will be duly and validly issued and outstanding, will be fully paid and nonassessable, will not be issued in violation of or subject to any preemptive or similar rights, and will conform in all material respects to the description thereof in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Offeror's Articles of Incorporation. None of the Common Shares, immediately prior to delivery, will be subject to any security interest, lien, mortgage, pledge, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect.

             (ix) The Offeror has complied with all federal, state and local statutes, regulations, ordinances and rules applicable to the ownership and operation of its properties or the conduct of its business as described in and contemplated by the



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          Registration Statement and the Prospectus (or, if the Prospectus is
          not in existence, the most recent Preliminary Prospectus) and as currently being conducted except for such matters as would not be expected to have a materially adverse effect thereon.

             (x) The Offeror and the Bank have all governmental and regulatory permits, easements, consents, licenses, franchises and other authorizations from all appropriate federal, state, local or other public authorities ("Permits") as are necessary to own and lease their properties and conduct their businesses in the manner described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted, except for necessary approvals from the Florida Department of Banking and Finance (the "FDBF"), the Federal Deposit Insurance Corporation (the "FDIC") and the Federal Reserve Bank of Atlanta (the "FRBA"), and except as such matters that would not have a material adverse effect on the Offeror and the Bank or their financial condition, earnings, business, prospects or results of operations. All such Permits are in full force and effect and each of the Offeror and the Bank are complying therewith in all material respects, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be adequately disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) except as such matters that would not have a material adverse effect on the Offeror and the Bank or their financial condition, earnings, business, prospects or results of operations. Such Permits contain no restrictions that would materially impair the ability of the Offeror or the Bank to conduct their businesses in the manner described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted. Neither the Offeror nor the Bank has received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

             (xi) The Bank has applied, or at the appropriate time shall apply, for approval from the FDBF to operate as a Florida state chartered commercial bank. The Bank has applied, or at the appropriate time shall apply, for deposit insurance from the FDIC. The Bank has applied, or at the appropriate time shall apply, for membership in the Federal Reserve System from the FRBA. The Offeror has applied, or at the appropriate time shall apply, for approval from the FRBA to operate as a registered bank holding company.

             (xii) Neither the Offeror nor the Bank is in breach or violation of its corporate charter, bylaws or other governing documents. Neither the Offeror nor the Bank is, and to the knowledge of the Offeror no other party is, in violation, breach or default (with or without notice or lapse of time or both) in the performance or observance of any term, covenant, agreement, obligation, representation, warranty or condition contained in (A) any contract, indenture,



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          mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which such breach, violation or default would reasonably be expected to have a material adverse effect on the Offeror and the Bank on a consolidated basis, and to the knowledge of the Offeror, no other party has asserted that the Offeror or the Bank is in such violation, breach or default (provided that the foregoing representations in clause (A) shall not apply to defaults by borrowers from the Bank), or
          (B) except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Offeror or the Bank or any of their respective properties the breach, violation or default of which would have a material adverse effect on the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis.

             (xiii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) do not and will not conflict with, result in the creation or imposition of any lien, claim, charge, encumbrance or restriction upon any property or assets of the Offeror or the Bank or the Common Shares pursuant to, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the charter or bylaws of the Offeror or the Bank, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument to which the Offeror or the Bank is a party or by which any of them or any of their respective properties may be bound or any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Offeror or the Bank or any of their respective properties which conflict, creation, imposition, breach, violation or default would have either singly or in the aggregate a material adverse effect on the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis. No authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, except such as may be required by, and have been obtained under, the 1933 Act, state securities laws, Interpretations or Rules of the National Association of Securities Dealers, Inc. ("NASD") in connection with the offer and distribution of the Common Shares by the Dealers.

             (xiv) The Offeror has all requisite corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Offeror and constitutes the legal, valid and binding agreement of the Offeror, enforceable against the Offeror in accordance with its


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          terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy, moratorium, reorganization, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws or public policy.

             (xv) The Offeror and the Bank have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all security interests, liens, mortgages, pledges, encumbrances, restrictions, claims, equities and other defects except such as are referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as do not materially affect the value of such property in the aggregate and do not materially interfere with the use made or proposed to be made of such property; and all of the leases under which the Offeror or the Bank hold real or personal property are valid, existing and enforceable leases and in full force and effect and do not interfere with the use made or proposed to be made of such real or personal property, and neither the Offeror nor the Bank is in default of any of the terms or provisions of any leases, except as such matters that would not have a material adverse effect on the Offeror and the Bank or their financial condition, earnings, business, prospects or results of operations.

             (xvi) Morrison, Brown, Argiz & Co., who have certified the financial statements of the Offeror, including the notes thereto, included in the Registration Statement and Prospectus, are independent public accountants with respect to the Offeror, as required by the 1933 Act and the 1933 Act Regulations.

             (xvii) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) with respect to the Offeror comply with the 1933 Act and the 1933 Act Regulations and present fairly the financial position of the Offeror as of the dates indicated and the results of operations, cash flows and shareholders' equity of the Offeror for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The selected and summary financial data concerning the Offeror included in the Registration Statement and the Prospectus (or such Preliminary Prospectus) comply with the 1933 Act and the 1933 Act Regulations, present fairly the information set forth therein, and have been compiled on a basis consistent with that of the financial statements of the Offeror in the Registration Statement and the Prospectus (or such Preliminary Prospectus). The other financial, statistical and numerical information with respect to the Offeror and the Bank included in the Registration Statement and the Prospectus (or such Preliminary Prospectus) comply with the 1933 Act and the 1933 Act Regulations, present fairly the information shown therein, and to the extent applicable have been compiled on a basis consistent with the financial statements of the Offeror included in the Registration Statement and the Prospectus (or such Preliminary Prospectus).

          (xviii)    Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except as otherwise stated therein:

                     (A) neither the Offeror nor the Bank has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a material adverse effect on the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis;

                     (B) there has not been any change in, or any development which is likely to have a material adverse effect on, the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis, whether or not arising in the ordinary course of business;

                     (C) neither the Offeror nor the Bank has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business which would have a material adverse effect on the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis;

                     (D) the Offeror has not declared or paid any dividend and neither the Offeror nor the Bank has become delinquent in the payment of principal or interest on any outstanding borrowings; and

                     (E) there has not been any change in the capital stock, equity securities, longterm debt, obligations under capital leases or, other than in the ordinary course of business, short-term borrowings of the Offeror or the Bank.

          (xix) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no investigation, action, suit or proceeding is pending or, to the knowledge of the Offeror, threatened, against or affecting the Offeror or the Bank or any of their respective properties before or by any court or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the consummation of this Agreement or the transactions contemplated herein or the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis or which is required to be disclosed in the Registration Statement or the Prospectus (or such Preliminary Prospectus) and is not so disclosed.

          (xx) There are no contracts or other documents required to be filed as exhibits to the Registration Statement under the 1933 Act or the 1933 Act Regulations which have not been filed as exhibits or incorporated by reference to the Registration Statement, or that are required to be summarized in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) that are not so summarized.

         (xxi) The Offeror has not taken, directly or indirectly, any action designed to result in or which has constituted or which might cause or result in stabilization or manipulation of the price of any security of the Offeror to facilitate the sale or resale of the Common Shares, and the Offeror is not aware of any such action taken or to be taken by any affiliate of the Offeror.

         (xxii) The Offeror and the Bank own, or possess adequate rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by them or as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and neither the Offeror nor the Bank has received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis, and the Offeror does not know of any basis for any such infringement or conflict.

         (xxiii)     Except as adequately disclosed in the Prospectus (or, if
     the Prospectus is not in existence, the most recent Preliminary Prospectus), no labor dispute involving the Offeror or the Bank exists or, to the knowledge of the Offeror, is imminent which would reasonably be expected to have a material adverse effect on the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis or which is required to be disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Neither the Offeror nor the Bank has received notice of any existing or threatened labor dispute by the employees of any of its principal suppliers, customers or contractors which might be expected to have an adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis.

         (xxiv) The Offeror and the Bank have timely and properly prepared and filed all necessary federal, state, local and foreign tax returns which are required to be filed and have paid all taxes shown as due thereon and have paid all other taxes and assessments to the extent that the same shall have become due, except such as are being contested in good faith or where the failure to so timely and properly prepare and file would not have a material adverse effect on the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis. The Offeror has no knowledge of any tax deficiency which has been or might be assessed against the Offeror or the Bank which, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis.

         (xxv) Each of the contracts, agreements and instruments described or referred to in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and each contract, agreement and instrument filed as an exhibit to the Registration Statement is in full force and effect and is the legal, valid and binding agreement of the Offeror or the Bank, enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy, moratorium, reorganization, fraudulent transfer or other laws relating to or affecting creditors, rights generally, except as such matters that would not have a material adverse effect on the Offeror, the Bank or their financial condition, earnings, business, prospects or results of operations. Except as disclosed in the Prospectus (or such Preliminary Prospectus), to the knowledge of the Offeror, no other party to any such agreement is (with or without notice or lapse of time or both) in breach or default thereunder, except as such matters that would not have a material adverse effect on the Offeror, the Bank or their financial condition, earnings, business, prospects or results of operations; provided however, that the foregoing shall not apply to defaults by borrowers from the Bank.

         (xxvi) No relationship, direct or indirect, exists between or among the Offeror or the Bank, on the one hand, and the directors, officers, trustees, shareholders, organizers, customers or suppliers of the Offeror or the Bank, on the other hand, which is required to be described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) which is not adequately described therein.

         (xxvii)     No person has the right to request or require the Offeror
     or the Bank to register any securities for offering and sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Common Shares except as adequately disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

         (xxviii)    Except as described in the Prospectus (or, if the
     Prospectus is not in existence, the most recent Preliminary Prospectus), there are no contractual encumbrances or restrictions or legal restrictions on the ability of the Bank (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to the Offeror, (B) to make any loans or advances to, or investments in, the Offeror or (C) to transfer any of its property or assets to the Offeror.

         (xxix) Neither the Offeror nor the Bank is an "investment company" or a company "controlled" by an investment company as such terms are defined in the Investment Company Act of 1940, as amended.

         (xxx) Other than due diligence material distributed to the Dealers, the Offeror has not distributed and will not distribute prior to the Closing Date any prospectus in connection with the offering of the Common Shares, other than a Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the 1933 Act and the 1933 Act Regulations and reviewed by the Dealers.

     (b) Each Dealer, severally and not jointly, represents and warrants to the Offeror that:

         (i) It is a broker and dealer duly registered with the Commission pursuant to the 1934 Act and no proceeding has been initiated to revoke its registration, it is a member in good standing of the NASD, and it is duly registered as a broker and dealer under the applicable statutes in each state in which it proposes to offer or sell the Common Shares, where such registration is required. It will maintain all necessary broker and dealer registrations through the Closing Date.

         (ii) Prior to the effective date of this Agreement, it and its officers, directors, agents and employees (A) have not at any time, either directly or indirectly, sold, offered for sale, solicited offers to subscribe for or buy, or otherwise approached or negotiated the sale of any Common Shares or any other interest in the Offeror, and (B) will not, either directly or indirectly, sell, offer for sale, solicit offers to subscribe for or buy, or otherwise approach or negotiate the sale of any Common Shares or any other interest in the Offeror prior to the Sales Termination Date, except as provided in this Agreement.

         (iii) It will offer and sell the Common Shares only by means of the Preliminary Prospectus, Prospectus and other material authorized by the Offeror. It will not give any information or make any representation in connection with the Offering which is not contained in the Preliminary Prospectus, Prospectus or other material provided by persons authorized by the Offeror. It will solicit purchasers of Common Shares only in the jurisdictions in which it has been advised in a blue sky memorandum prepared by counsel to the Managing Dealer (the "Blue Sky Memorandum") that the solicitation can be made, and the solicitations will be made subject to any conditions set forth by such counsel in the Blue Sky Memorandum.

         (iv) This Agreement has been duly and validly authorized, executed and delivered on the Dealer's behalf and constitutes the legal, valid and binding agreement of the Dealer, enforceable against the Dealer in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy, moratorium, reorganization, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws or public policy.

          (v) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) do not and will not conflict with, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the charter or bylaws of the Dealer, any contract or instrument by which the Dealer is bound or any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Dealer. No authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, except such as may be required by, and have been obtained under, the 1933 Act, state securities laws, Interpretations or Rules of the NASD in connection with the offer and distribution of the Common Shares by the Dealer.

          (vi) Any statements in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) based upon and in conformity with information furnished to the Offeror by the Dealer in writing for use in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are correct and do not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3. CERTAIN COVENANTS OF THE OFFEROR. The Offeror covenants with the several Dealers as follows:

        (a) The Offeror shall use its best efforts to cause the Registration Statement and any amendments thereto, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. If the Registration Statement has become or becomes effective pursuant to Rule 430A and information has been omitted therefrom in reliance on Rule 430A, then the Offeror will prepare and file in accordance with Rule 430A and Rule 424(b) copies of the Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including the Prospectus) containing all information so omitted and will provide evidence satisfactory to the Managing Dealer of such timely filing.

        (b) The Offeror shall notify the Managing Dealer immediately, and confirm such notice in writing:

            (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, has become effective, or when the Prospectus or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission;

            (ii) of the receipt of any comments or requests from the Commission relating to the Registration Statement and any 1934 Act documents incorporated by reference therein;

            (iii) of any request of the Commission to amend or supplement the Registration Statement, any Preliminary Prospectus, the Prospectus or the 1934 Act documents incorporated therein by reference or for additional information relating thereto; and

            (iv) of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or suspending the qualification of any of the Common Shares for offering or sale in any jurisdiction or the institution or threat of institution of any proceedings for any of such purposes. The Offeror shall use its best efforts to prevent the issuance of any such stop order or of any other such order and if any such order is issued, to cause such order to be withdrawn or lifted as soon as possible.

         (c) The Offeror shall furnish to the Dealers, from time to time without charge, as soon as available, as many copies as the Dealers may reasonably request of (i) the registration statement as originally filed and of all amendments thereto, in executed form, including exhibits, whether filed before or after the Registration Statement becomes effective, (ii) all exhibits and documents incorporated therein or filed therewith, (iii) all consents and certificates of experts in executed form, (iv) each Preliminary Prospectus and all amendments and supplements thereto, and (v) the Prospectus, and all amendments and supplements thereto.

         (d) During the time when a prospectus is required to be delivered under the 1933 Act, the Offeror shall comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations under the 1934 Act so as to permit the completion of the distribution of the Common Shares as contemplated herein and in the Prospectus. Except as required by applicable law as evidenced by a written opinion of counsel relating thereto, the Offeror shall not file any amendment to the registration statement as originally filed or to the Registration Statement and shall not file any amendment thereto or make any amendment or supplement to any Preliminary Prospectus or to the Prospectus of which the Managing Dealer shall not previously have been advised in writing and provided a copy a reasonable time prior to the proposed filings thereof or to which the Managing Dealer or counsel to the Managing Dealer shall reasonably object.

    If it is necessary, in the Managing Dealer's reasonable opinion or in the reasonable written opinion of counsel to the Managing Dealer to amend or supplement the Registration Statement or the Prospectus in connection with the distribution of the Common Shares, the Offeror shall forthwith amend or supplement the Registration Statement or the Prospectus, as the case may be, by preparing and filing with the Commission and furnishing to the Managing Dealer, such number of copies as the Managing Dealer reasonably may request of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or the Prospectus, as the case may be (in form and substance reasonably satisfactory to the Managing Dealer and counsel to the Managing Dealer). If any event shall occur as a result of which it is necessary to amend or supplement the Prospectus to correct an untrue statement of fact or to include any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary at any time to amend or supplement the Prospectus to comply with the 1933 Act and the 1933 Act Regulations, the Offeror shall, subject to the second sentence of this subsection (d), forthwith amend or supplement the Prospectus by preparing and filing with the Commission, and furnishing to the Managing Dealer, such number of copies as the Managing Dealer may reasonably request of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory to the Managing Dealer and counsel to the Managing Dealer) so that, as so amended or supplemented, the Prospectus shall not contain an untrue statement of fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) The Offeror shall cooperate with the Managing Dealer and counsel to the Managing Dealer in order to qualify the Common Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Managing Dealer may reasonably request and shall continue such qualifications in effect so long as may be advisable for distribution of the Common Shares; provided, however, that the Offeror shall not be required to qualify to do business as a foreign corporation or file a general consent to service of process in any jurisdiction in connection with the foregoing. The Offeror shall file such statements and reports as may be required by the laws of each jurisdiction in which the Common Shares have been qualified as above. The Offeror will notify the Managing Dealer immediately of, and confirm in writing, the suspension of qualification of the Common Shares or threat thereof in any jurisdiction.

         (f) The Offeror shall make generally available to its security holders in the manner contemplated by Rule 158 of the 1933 Act Regulations and furnish to the Dealers as soon as practicable, but in any event not later than 16 months after the Effective Date, a consolidated earnings statement of the Offeror conforming with the requirements of Section 11(a) of the 1933 Act and Rule 158.

         (g) The Offeror shall use the proceeds from the sale of the Common Shares to be sold hereunder in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (h) For five years from the Effective Date, the Offeror shall furnish to the Managing Dealer copies of all reports and communications (financial or otherwise) furnished by the Offeror to the holders of the Common Shares as a class, copies of all reports and financial statements filed with or furnished to the Commission (other than portions for which confidential treatment has been obtained from the commission) or with any national securities exchange.

         (i) For a period of 180 days from the Effective Date, the Offeror shall not, directly or indirectly, offer for sale, sell or agree to sell or otherwise dispose of any Common Shares other than pursuant to this Agreement and the Prospectus, any other beneficial interests in the assets of the Offeror or any securities of the Offeror or the Bank that are substantially similar to the Common Shares, including any guarantee of such beneficial interests or substantially similar securities, or securities convertible into or exchangeable for or that represent the right to receive any such beneficial interest or substantially similar securities, without the Managing Dealer's prior written consent.

         (j) The Offeror shall not, for a period of 180 days after the date hereof, without the Managing Dealer's prior written consent, purchase, redeem or call for redemption, or prepay or give notice of prepayment (or announce any redemption or call for redemption, or any repayment or notice of prepayment) of the Offeror' securities; provided however, that the foregoing shall not prevent an employee from delivering the Offeror's securities in payment of the exercise price of options issued under the Offeror's 1998 Incentive Stock Option Plan, Outside Director Stock Option Plan or the Restricted Non-Statutory Stock Option Plan or in payment of the exercise price of warrants issued to certain of the Offeror's organizers.

         (k) The Offeror shall not take, directly or indirectly, any action designed to result in or which has constituted or which might cause or result in stabilization or manipulation of the price of any security of the Offeror to facilitate the sale or resale of the Common Shares and the Offeror is not aware of any such action taken or to be taken by any affiliate of the Offeror.

         (l) Prior to the Closing Date, the Offeror will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Offeror, the Bank or the Offering without the Managing Dealer's prior written consent, which will not be unreasonably withheld.

         (m) The Offeror shall use its best efforts to become duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

         (n) The Offeror shall use its best efforts to cause the Bank to become a Florida-state chartered commercial bank, validly existing and in good standing under the laws of its jurisdiction of organization. The Bank will have full corporate power and authority to own, lease and operate its properties and to conduct its business as described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted. The Bank will have full corporate power and authority to issue all of its common securities to the Offeror. The Bank will be a member of the Federal Reserve System. The deposit accounts of the Bank will be insured by the Bank Insurance Fund administered by the FDIC up to the maximum amount provided by law.

         (o) The Offeror shall use its best efforts to cause the Bank to be duly qualified to transact business as a foreign corporation and be in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis.

         (p) The capital stock of the Bank shall conform to the description thereof contained in the Prospectus or the financial information included therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding securities convertible into or exchangeable for any capital stock of the Bank and no restrictions upon the voting or transfer of any capital stock of the Bank pursuant to the Bank's corporate charter or bylaws or any agreement or other instrument to which the Offeror or the Bank is a party or by which the Offeror or the Bank is bound.

         (q) The Offeror shall cause the Bank to comply with all federal, state and local statutes, regulations, ordinances and rules applicable to the ownership and operation of its properties or the conduct of its business as described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted except for such matters as would not be expected to have a materially adverse effect thereon.

    4. PAYMENT OF EXPENSES. Whether or not this Agreement is terminated or the Offering is consummated, the Offeror covenants and agrees that it will pay or cause to be paid (directly or by reimbursement) all costs and expenses incident to the performance of its obligations under this Agreement, including, but not limited to:

         (a) the preparation, printing, filing, delivery and shipping of the initial registration statement, the Preliminary Prospectus or Prospectuses, the Registration Statement and the Prospectus and any amendments or supplements thereto, and the printing, delivery and shipping of this Agreement and any other placement documents (including, without limitation, selected dealers agreements), the certificates for the Common Shares, all preliminary and final Blue Sky Memoranda and any legal investment surveys and any supplements thereto;

         (b) all fees, expenses and disbursements of the Offeror's counsel and accountants;

         (c) all fees and expenses incurred in connection with the qualification of the Common Shares under the securities or blue sky laws of such jurisdictions as the Managing Dealer may request, including all filing fees and reasonable fees and disbursements of counsel to the Managing Dealer in connection therewith, including, without limitation, in connection with the preparation of any preliminary and final Blue Sky Memoranda and any legal investment surveys and any supplements thereto;

         (d) payment to the Managing Dealer of its documented out-of-pocket expenses incurred in connection with the Offering, up to a maximum of $50,000;

         (e) all fees and expenses incurred in connection with filings made with the NASD;

         (f) the cost of furnishing to the Dealers copies of the initial registration statements, any Preliminary Prospectus, the Registration Statement and the Prospectus and all amendments or supplements thereto;

         (g) the costs and charges of any transfer agent or registrar and the fees and disbursements of counsel to any transfer agent or registrar; and

         (h) all costs and expenses (including stock transfer taxes) incurred in connection with the printing, issuance and delivery of the Common Shares to purchasers solicited by the Dealers.

    If the offer and sale of Common Shares contemplated by this Agreement is not completed due to a default of this Agreement by the Offeror (including a termination pursuant to Section 8(a), (b) or (c)), the Offeror will pay the Managing Dealer its accountable out-of-pocket expenses in connection herewith or in contemplation of the performance of the Managing Dealer's obligations hereunder, including without limitation travel expenses, reasonable fees, expenses and disbursements of counsel or other out-of-pocket expenses incurred by the Managing Dealer in connection with any discussion of the Offering or the contents of the Registration Statement, any investigation of the Offeror and the Bank, or any preparation for the marketing, sale or delivery of the Common Shares, in each case following presentation of reasonably detailed invoices therefor.

    5. CONDITIONS OF THE DEALERS' OBLIGATIONS. The obligations of each of the several Dealers to use their best efforts to solicit purchasers for the Common Shares are subject to the accuracy of and compliance with the representations and warranties and agreements of the Offeror herein as of the date hereof and as of each applicable closing date, to the accuracy of the written statements of the Offeror made pursuant to the provisions hereof, to the performance by the Offeror of its covenants and obligations hereunder and to the following additional conditions:

         (a) If the Registration Statement or any amendment thereto filed prior to the Closing Date has not been declared effective prior to the time of execution hereof, the Registration Statement shall become effective not later than 10:00 a.m., Miami time, on the first Business Day following the time of execution of this Agreement, or at such later time and date as the Managing Dealer may agree to in writing. If required, the Prospectus and any amendment or supplement thereto shall have been timely filed in accordance with Rule 424(b) and Rule 430A under the 1933 Act and Section 3(a) hereof. No stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued under the 1933 Act or any applicable state securities laws and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Offeror or the Managing Dealer, shall be contemplated by the Commission or any state authority. Any request on the part of the Commission or any state authority for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been disclosed to the Managing Dealer and complied with to the Managing Dealer's reasonable satisfaction and to the reasonable satisfaction of counsel to the Managing Dealer.

         (b) The Managing Dealer shall not have advised the Offeror at or before the applicable closing date that the Registration Statement or any post-effective amendment thereto, or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which, in the Managing Dealer's opinion, is material or omits to state any fact which, in the Managing Dealer's opinion, is material and is required to be stated therein or is necessary to make statements therein (in the case of the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading or, if so advised, the Offeror shall have cured such disclosure to the satisfaction of the Managing Dealer.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Common Shares, and the authorization and form of the Registration Statement and Prospectus, other than financial statements and other financial data, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel to the Managing Dealer, and the Offeror and the Bank shall have furnished to such counsel all documents and information relating thereto that they may reasonably request to enable them to pass upon such matters.

         (d) Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., counsel to the Offeror, shall have furnished to the Managing Dealer their opinion, dated the Effective Date, in form and substance reasonably satisfactory to counsel to the Managing Dealer, to the effect that:

             (i) The Offeror has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida. The Offeror has full corporate power and authority to own or lease its properties and to conduct its business as such business is described in the Prospectus and is currently conducted.

            (ii) The capital stock of the Offeror and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus. The capital stock of the Offeror authorized and issued as of December 31, 1998 is as set forth under the caption "Capitalization" in the Prospectus, has been duly authorized and validly issued, and is fully paid and nonassessable. The form of certificates to evidence the Common Shares has been approved by or on behalf of the Offeror and is in due and proper form and complies with all applicable requirements. There are no outstanding rights, options or warrants to purchase from the Offeror, no other outstanding securities convertible into or exchangeable for, and no commitments, plans or arrangements to issue, any shares of capital stock of the Offeror or the Bank, except as described in the Prospectus.

            (iii) The Offeror has all requisite corporate power and authority to issue, sell and deliver the Common Shares in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement and the Prospectus. All corporate action required to be taken by the Offeror for the authorization, issuance, sale and delivery of the Common Shares in accordance with such terms and conditions has been validly and sufficiently taken. All of the Common Shares have been duly and validly authorized and, when sold and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof in the Registration Statement and the Prospectus. There are no preemptive or other rights to subscribe for or to purchase, and other than as disclosed in the Prospectus no restrictions upon the voting or transfer of, any shares of capital stock or equity securities of the Offeror or the Bank pursuant to the corporate charter, bylaws or other governing documents of the Offeror or the Bank, or, to such counsel's knowledge, any agreement or other instrument to which either Offeror or the Bank is a party or by which either Offeror or the Bank may be bound.

            (iv) The Offeror has all requisite corporate power to enter into and perform its obligations under this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Offeror and constitutes the legal, valid and binding obligations of the Offeror enforceable in accordance with its terms, except as the enforcement hereof or thereof may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, receivership, fraudulent transfer, moratorium or other laws relating to or affecting creditors, rights generally, and except as the indemnification and contribution provisions hereof may be limited under applicable laws and public policy and certain remedies may not be available in the case of a non-material breach.

            (v) To such counsel's knowledge, neither the Offeror nor the Bank is in breach or violation of, or default under, with or without notice or lapse of time or both, its corporate charter, bylaws or other governing document. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not conflict with, result in the creation or imposition of any lien, claim, charge, encumbrance or restriction upon any property or assets of the Offeror or the Bank or the Common Shares pursuant to, or constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the charter, bylaws or other governing document of the Offeror or the Bank, or to such counsel's knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which either the Offeror or the Bank is a party or by which any of them or any of their respective properties may be bound or any order, decree, judgment, franchise, license, Permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to such counsel having jurisdiction over the Offeror or the Bank or any of their respective properties. No authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under Florida law in connection with the transactions contemplated by this Agreement in connection with the sale of the Common Shares by the Dealers.

            (vi) To such counsel's knowledge, holders of securities of the Offeror either do not have any right that, if exercised, would require the Offeror to cause such securities to be included in the Registration Statement or have waived such right. To such counsel's knowledge, neither the Offeror nor the Bank is a party to any agreement or other instrument which grants rights for or relating to the registration of any securities of the Offeror.

            (vii) Except as set forth in the Registration Statement and the Prospectus, (A) no action, suit or proceeding at law or in equity is pending or threatened in writing to which the Offeror or the Bank is or may be a party, and (B) no action, suit or proceeding is pending or threatened in writing against or affecting the Offeror or the Bank or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the consummation of this Agreement or the solicitation and sale of the Common Shares as contemplated herein or the financial condition, earnings, business, or results of operations of the Offeror and the Bank on a consolidated basis or which is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

            (viii) No authorization, approval, consent or order of or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, except such as may be required by, and have been obtained under, the 1933 Act, state securities laws, or Interpretations or Rules of the NASD in connection with the sale and distribution of the Common Shares by the Dealers.

            (ix) The Registration Statement and the Prospectus and any amendments or supplements thereto and any documents incorporated therein by reference (other than the financial statements or other financial and/or statistical data included therein or omitted therefrom and Dealer Information, as to which such counsel need express no opinion) comply as to form with the requirements of the 1933 Act and the 1933 Act Regulations as of their respective dates of effectiveness.

            (x) There are no contracts, agreements, leases or other documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not so disclosed or filed.

            (xi) The statements under the captions "Capitalization," "Description of Capital Stock," and "Supervision and Regulation" in the Prospectus, insofar as such statements constitute a summary of legal and regulatory matters, documents, instruments or proceedings referred to therein are accurate descriptions of the matters summarized therein and fairly present in all material respects the information called for with respect to such legal and regulatory matters, documents, instruments and proceedings, other than financial and statistical data as to which said counsel expresses no opinion or belief.

            (xii) Such counsel has been advised by the staff of the Commission that the Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made within the time period required by Rule 424(b); to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for a stop order are pending or threatened by the Commission.

            (xiii) Except as set forth in the Prospectus, to such counsel's knowledge, there are no contractual encumbrances or restrictions, or legal restrictions (excluding any encumbrances or restrictions of general application to state banks contained in laws, rules and regulations of applicable regulatory authorities) on the ability of the Bank (A) to pay dividends or make any other distributions on its capital stock or to pay indebtedness owed to the Offeror, (B) to make any loans or advances to, or investments in, the Offeror or (C) to transfer any of its property or assets to the Offeror.

        In giving the above opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Offeror including, without limitation, certificates as to the identity of any and all contracts, indentures, mortgages, deeds of trust, loans or credit agreements, notes, leases, franchises, licenses or other agreements or instruments, and all permits, easements, consents, licenses, franchises and government regulatory authorizations, for purposes of paragraphs (v), (x) and (xiii) hereof and certificates of public officials.

        Such counsel shall also confirm that, in connection with the preparation of the Registration Statement and Prospectus, such counsel has participated in conferences with officers and representatives of the Offeror and with their independent public accountants and with the Managing Dealer and counsel to the Managing Dealer, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed in detail the contents of the Registration Statement and Prospectus and the documents incorporated therein by reference and such counsel has no reason to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements and related schedules and financial and statistical data included therein or omitted therefrom or Dealer Information, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) that the Prospectus or any amendment or supplement thereto or the documents contained therein by reference (except for the financial statements and related schedules and financial and statistical data included therein or omitted therefrom or Dealer Information, as to which such counsel need express no opinion), at the time the Registration Statement became effective (or, if the term "Prospectus" refers to the prospectus first filed pursuant to Rule 424(b) of the 1933 Act Regulations, at the time the Prospectus was issued), at the time any such amended or supplemented Prospectus was issued, and at the applicable closing date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (C) that there is any amendment to the Registration Statement required to be filed that has not already been filed.

         (e) Kutak Rock, counsel to the Managing Dealer, shall have furnished to the Managing Dealer their opinion, dated the applicable closing date, with respect to the sufficiency of all corporate procedures and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement, the Prospectus and such other related matters as the Managing Dealer reasonably may request and there shall have been furnished to such counsel such documents and other information as they may request to enable them to pass on such matters. In giving such opinion, Kutak Rock may rely as to matters of fact upon statements and certifications of officers of the Offeror and of other appropriate persons.

         (f) On the date of this Agreement and on each applicable closing date, the Dealers shall have received from Morrison, Brown, Argiz & Co. a letter, dated the date of this Agreement and the applicable closing date, respectively, in form and substance satisfactory to the Managing Dealer, confirming that they are independent public accountants with respect to the Offeror, within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that:

                (i) In their opinion, the financial statements of the Offeror audited by them and included in the Registration Statement comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

                (ii) On the basis of the procedures specified by the American Institute of Certified Public Accountants as described in SAS No. 71, "Interim Financial Information," inquiries of officials of the Offeror responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, which procedures do not constitute an audit in accordance with U.S. generally accepted auditing standards, nothing came to their attention that caused them to believe that, if applicable, the unaudited interim financial statements of the Offeror included in the Registration Statement do not comply as to form with the applicable accounting requirements of the 1933 Act and 1933 Act Regulations or are not in conformity with U.S. generally accepted accounting principles applied on a basis substantially consistent, except as noted in the Registration Statement, with the basis for the audited financial statements of the Offeror included in the Registration Statement.

                (iii) On the basis of limited procedures, not constituting an audit in accordance with U.S. generally accepted auditing standards, consisting of a reading of the unaudited interim financial statements and other information referred to below, a reading of the latest available unaudited condensed financial statements of the Offeror, inspection of the minute books of the Offeror since the date of the latest audited financial statements of the Offeror included in the Registration Statement, inquiries of officials of the Offeror responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the capital stock, allowance for loan losses, or net loans receivable of the Offeror, any increase in the long-term debt, short term borrowings, obligations under capital leases or real estate owned of the Offeror, any decreases in total assets or shareholders equity of the Offeror, or any changes, decreases or increases in other items specified by the Dealers, in each case as compared with amounts shown in the latest unaudited interim statement of financial condition of the Offeror included in the Registration Statement except in each case for changes, increases or decreases which the Registration Statement specifically discloses, have occurred or may occur or which are described in such letter; and

                    (B) for the period from the date of the latest unaudited
                interim financial statements included in the Registration Statement to the specified date referred to in clause (iii)(A), there were any decreases in the interest income, net interest income, other operating income or net income of the Offeror or in the per share amount of net income of the Offeror, any increase in other operating expense of the Offeror, or any changes, decreases or increases in any other items specified by the Dealers, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Dealers, except in each case for increases or decreases which the Registration Statement discloses have occurred or may occur, or which are described in such letter.

                (iv) In addition to the audit referred to in their report included in the Registration Statement and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with U.S. generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Dealers which are derived from the general accounting records and financial statements of the Offeror which appear in the Registration Statement specified by the Dealers in the Registration Statement, and have compared such amounts, percentages and financial information with the accounting records and the material derived from such records and financial statements of the Offeror have found them to be in agreement.

         In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases as specified in clauses
    (iii)(A) or (iii)(B) above, or any exceptions from such agreement specified in clause (iv) above, it shall be a further condition to the obligations of the Dealers that the Dealers shall have determined, after discussions with officers of the Offeror responsible for financial and accounting matters, that such changes, decreases, increases or exceptions as are set forth in such letters do not (x) reflect an adverse change in the items specified in clause (iii)(A) above as compared with the amounts shown in the latest unaudited statement of financial condition of the Offeror included in the Registration Statement, (y) reflect an adverse change in the items specified in clause (iii)(B) above as compared with the corresponding periods specified by the Managing Dealer, or (z) reflect a material change in items specified in clause (iv) above from the amounts shown in the Preliminary Prospectus distributed by the Dealers in connection with the Offering or from the amounts shown in the Prospectus.

         (g) On the Initial Closing Date, any Subsequent Closing Date and the Closing Date, the Managing Dealer shall have received certificates of the chief executive officer and the chief financial and accounting officer of the Offeror, which certificates shall be deemed to be made on behalf of the Offeror dated as of such closing date, evidencing satisfaction of the conditions of Section 5(a) and stating that (i) the representations and warranties of the Offeror set forth in Section 2(a) hereof are accurate as of such closing date and that the Offeror has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such closing date; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis; (iii) since such dates there has not been any transaction entered into by the Offeror or the Bank other than transactions in the ordinary course of business; and
    (iv) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective or issue dates, contained, and the Prospectus as amended or supplemented at such closing date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certificate of the officers of the Offeror shall further state that no stop order affecting the Registration Statement is in effect or, to their knowledge, threatened.

         (h) The NASD, upon review of the terms of the public offering of the Common Shares, shall not have objected to the Dealers' participation in such offering.

         (i) Prior to the Initial Closing Date, the Offeror shall have furnished to the Managing Dealer and counsel to the Managing Dealer all such other documents, certificates and opinions as they have reasonably requested.

    All opinions, certificates, letters and other documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Managing Dealer. Any certificate signed by an officer of the Offeror and delivered to the Managing Dealer pursuant hereto shall also be deemed to be a representation and warranty of the Offeror to the Dealers as to the statements made therein. The Offeror shall furnish to the Managing Dealer conformed copies of such opinions, certificates, letters and other documents as the Managing Dealer reasonably may request.

    If any of the conditions referred to in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all of the several Dealers' obligations hereunder may be terminated by the Managing Dealer on notice to the Offeror at, or at any time before, the Closing Date. Any such termination shall be without liability of the Dealers to the Offeror or the Bank.

     6. CONDITIONS OF THE OFFEROR'S OBLIGATIONS. The obligations of the Offeror hereunder are subject to the accuracy of and compliance with the representations and warranties and agreements of the Managing Dealer herein as of the date hereof and as of the applicable closing date and to the performance by the Managing Dealer of its obligations hereunder.

     7. INDEMNIFICATION AND CONTRIBUTION.

         (a) The Offeror agrees to indemnify and hold harmless each of the Dealers, each of their directors, officers and agents, and each person, if any, who controls any Dealer within the meaning of the 1933 Act and the 1934 Act, against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorney fees and expenses), joint or several, arising out of or based upon (i) any untrue statement or alleged untrue statement of fact made by the Offeror or the Bank contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, (ii) any untrue statement or alleged untrue statement of fact made by the Offeror or the Bank upon any blue sky application or other document executed by the Offeror or the Bank specifically for that purpose or based upon written information furnished by the Offeror or the Bank filed in any state or other jurisdiction in order to qualify any of the Common Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application"), (iii) any omission or alleged omission to state a material fact in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application required to be stated therein or necessary to make the statements therein not misleading, and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and attorney fees), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any breach of any representation or warranty made by the Offeror in Section 2(a) hereof, (v) any sales efforts made by the Offeror to sell its securities that are not made through the Dealers pursuant to this Agreement, or (vi) the enforcement of this indemnification provision or the contribution provisions of Section 7(d); and shall reimburse each such indemnified party for any reasonable legal or other expenses as incurred, but in no event less frequently than 30 days after each invoice is submitted, incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Offeror shall not be liable in any such case to the extent, but only to the extent, that any such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or omission or allegation thereof that has been made therein or omitted therefrom in reliance upon and in conformity the Dealer Information; provided further, that the indemnification contained in this paragraph with respect to any Preliminary Prospectus shall not inure to the benefit of any Dealer (or of any person controlling such Dealer) to the extent any such losses, claims, damages, liabilities or expenses results from the fact that such Dealer sold Common Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to such Dealer in sufficient time to distribute same with or prior to the written confirmation of the sale involved), if required by law, and if such loss, claim, damage, liability or expense would not have arisen but for the failure to give or send such person such document. The foregoing indemnity agreement is in addition to any liability the Offeror or the Bank may otherwise have to any such indemnified party.

         (b) Each Dealer severally agrees to indemnify and hold harmless the Offeror, the Bank, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Offeror or the Bank within the meaning of the 1933 Act, to the same extent as required by the foregoing indemnity from the Offeror to the Dealers, but only with respect to the Dealer Information or information furnished by a Dealer in a Blue Sky Application and only for failure to deliver a final prospectus to investors in accordance with the 1933 Act. The foregoing indemnity agreement is in addition to any liability which any such Dealer may otherwise have to any such indemnified party.

         (c) If any action or claim shall be brought or asserted against any indemnified party or any person controlling an indemnified party in respect of which indemnity may be sought from the indemnifying party, such indemnified party or controlling person shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all expenses; provided, however, that the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such paragraph, and further, shall only relieve it from liability under such paragraph to the extent prejudiced thereby. Any indemnified party or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or such controlling person unless (i) the employment thereof as separate counsel and the payment of such counsel's fees has been specifically authorized by the indemnifying party in writing, (ii) the indemnifying party has failed to assume the defense or to employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party or such controlling person and the indemnifying party and such indemnified party or such controlling person shall have been advised in writing by such counsel that the representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case, if such indemnified party or controlling person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not be required to assume the defense of such action on behalf of such indemnified party or such controlling person) it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time and for all such indemnified party and controlling persons, which firm shall be designated in writing by the indemnified party and shall be reasonably acceptable to the indemnifying party. Each indemnified party and each controlling person, as a condition of such indemnity, shall use reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim. The indemnifying party shall not be liable for any settlement of any such action effected without its prior written consent, but if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         An indemnifying party shall not, without the prior written consent of each indemnified party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnity may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party within the meaning of the 1933 Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes a release of each such indemnified party reasonably satisfactory to each such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding or unless the indemnifying party shall confirm in a written agreement with each indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not alter the right of any indemnified party or controlling person to indemnification or contribution as provided in this Agreement.

         (d) If the indemnification provided for in this Section 7 is legally unavailable or insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Offeror and the Bank on the one hand and the Dealers on the other from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offeror and the Bank on the one hand and the Dealers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Offeror and the Bank on the one hand and the Dealers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Common Shares (before deducting expenses) received by the Offeror bear to the total underwriting discounts, commissions and compensation received by the Dealers, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Offeror and the Bank on the one hand and of the Dealers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of fact or the omission or alleged omission to state a fact relates to information supplied by the Offeror or by the Dealers and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Offeror and each of the Dealers agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the first sentence of this paragraph
    (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), a Dealer shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Shares sold by such Dealer and distributed to the public were offered to the public exceeds the amount of any damages that such Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this paragraph (d), each person who controls a Dealer within the meaning of the 1933 Act shall have the same rights to contribution as the Dealers, and each person who controls the Offeror within the meaning of the 1933 Act and the 1934 Act, each officer of the Offeror who shall have signed the Registration Statement and each director of the Offeror shall have the same rights to contribution as the Offeror subject in each case to the preceding sentence. The obligations of the Offeror under this paragraph (d) shall be in addition to any liability which the Offeror may otherwise have and the obligations of the Dealers under this paragraph (d) shall be in addition to any liability that the Dealers may otherwise have.

         (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Offeror set forth in this Agreement shall remain operative and in full force and effect, regardless of
    (i) any investigation made by or on behalf of the Dealers or any person controlling a Dealer or by or on behalf of the Offeror, or such directors or officers (or any person controlling the Offeror), (ii) any sale of any Common Shares and payment of commissions thereon hereunder and (iii) any termination of this Agreement. A successor of a Dealer or of the Offeror, such directors or officers (or of any person controlling a Dealer or the Offeror) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

    8. TERMINATION. The Managing Dealer shall have the right to terminate this Agreement at any time at or prior to the Closing Date without liability on the part of the Dealers to the Offeror, if:

        (a) the Offeror has failed, refused, or been unable to perform any agreement on its part to be performed under this Agreement, or any of the conditions referred to in Section 5 shall not have been fulfilled, when and as required by this Agreement;

        (b) the Offeror or the Bank shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which in the judgment of the Managing Dealer impairs in any material respect the investment quality of the Common Shares;

        (c) there has been since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in, or any development which is likely to have a material adverse effect on, the financial condition, earnings, business, prospects or results of operations of the Offeror and the Bank on a consolidated basis, whether or not arising in the ordinary course of business;

        (d) there has occurred any outbreak of hostilities or other calamity or crisis or change in general economic, political or financial conditions, or internal conditions, the effect of which on the financial markets of the United States is such as to make it, in the Managing Dealer's reasonable judgment, impracticable to market the Common Shares or enforce contracts for the sale of the Common Shares;

        (e) trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by any of said exchanges or market system or by the Commission or any other governmental authority;

        (f) a banking moratorium shall have been declared by either federal or Florida authorities;

        (g) any action shall have been taken by any government in respect of its monetary affairs which, in the Managing Dealer's reasonable judgment, has an adverse effect on the United States securities markets; or

        (h) the Offeror or the Bank receives written notice that the Bank will not be granted the necessary approvals from the FDBF, the FDIC or FRBA, will not be granted any necessary Permit or any necessary Permit will be revoked.

         If this Agreement shall be terminated pursuant to this Section 8, the Offeror shall not then be under any liability to the Dealers except as provided in Sections 4 and 7 hereof.

         9. EFFECTIVE DATE OF AGREEMENT. If the Registration Statement is not effective at the time of execution of this Agreement, this Agreement shall become effective on the Effective Date at the time the Commission declares the Registration Statement effective. The Offeror shall immediately notify the Managing Dealer when the Registration Statement becomes effective.

         If the Registration Statement is effective at the time of execution of this Agreement, this Agreement shall become effective at 11:00 a.m. Miami time, on the first full Business Day following the day on which this Agreement is executed. Until such time as this Agreement shall have become effective, it may be terminated by the Offeror, by notifying the Managing Dealer, or by the Managing Dealer, by notifying the Offeror, except that the provisions of Sections 4 and 7 shall at all times be effective.

         10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.
The representations, warranties, indemnities, agreements and other statements of the Offeror and its officers and directors set forth in or made pursuant to this Agreement and the agreements of the Dealers contained in Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Offeror or controlling persons of the Offeror, or by or on behalf of the Dealers or controlling persons of the Dealers or any termination or cancellation of this Agreement and shall survive sales of and commission payments on the Common Shares.

         11. NOTICES. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, mailed by registered or certified mail, return receipt requested, or transmitted by any standard form of telecommunication and confirmed. Notices to the Offeror shall be sent to 255 Palm Avenue, Miami Beach, Florida 33139, Fax (305) 673-9407, Attention: Mr. Hans Mueller (with a copy to Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., One Biscayne Tower, Two South Biscayne Blvd., Suite 3400, Miami, Florida 33131, Fax
(305) 376-6010, Attention: Richard J. Bischoff, Esq.); and notices to the Dealers shall be sent c/o Coast Partners Securities, Inc., 601 California Street, Suite 1400, San Francisco, California 94108, Fax (415) 781-1824,
Attention: Richard A. Sleight (with a copy to Kutak Rock, 717 Seventeenth Street, Suite 2900, Denver, Colorado, 80202, Fax (303) 292-7799, Attention:
Robert J. Ahrenholz, Esq.).

         12. PARTIES. The Agreement herein set forth is made solely for the benefit of the Dealers and the Offeror and, to the extent expressed, directors, and officers of the Offeror, any person controlling the Offeror or the Dealers, and their respective successors and assigns. No other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, in his status as such purchaser, from the Dealers of the Common Shares.

         13. LIABILITY OF MANAGING DEALER. The Managing Dealer shall be under no obligation to the Offeror or any other party hereto for any act or omission of any other Dealer, and shall not be liable hereunder except for obligations expressly assumed hereunder.

         14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without giving effect to the choice of law or conflicts of law principles thereof.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement.

         If the foregoing is in accordance with the Managing Dealer's understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this shall become a binding agreement between the Offeror and the Managing Dealer in accordance with its terms.

                                       Very truly yours,

                                       COASTAL COMMUNITY GROUP, INC.


                                       By
                                         --------------------------------------
                                       Name
                                           ------------------------------------
                                       Title
                                            -----------------------------------




CONFIRMED AND ACCEPTED,
as of ________________________, 1999.


COAST PARTNERS SECURITIES, INC.
Acting on behalf of itself and the several
   Dealers named in Schedule A


By
  --------------------------------------
Name
    ------------------------------------
Title
     -----------------------------------

                                   SCHEDULE A

                                 LIST OF DEALERS

                                                                      APPENDIX A

                          COASTAL COMMUNITY GROUP, INC.

                             SUBSCRIPTION AGREEMENT


         The undersigned hereby subscribers for shares of common stock, $.01 par value, of Coastal Community Group, Inc. ("Coastal"), at a price of $10.00 per share, with a minimum investment of $2,500 (250 shares) and a maximum investment of $500,000 (50,000 shares), and encloses full payment herewith in the amount of $ . This Subscription Agreement is irrevocable until the termination of the offering of the common stock, unless otherwise provided by applicable law, and subject to all the terms and conditions contained in the final prospectus of Coastal (the "Prospectus").

         PLEASE MAKE CHECKS PAYABLE TO "SUN TRUST BANK, MIAMI, N.A. AS ESCROW AGENT - COASTAL COMMUNITY GROUP, INC."

The undersigned represents and warrants to Coastal as follows:

     1. The undersigned acknowledges that he has received and reviewed the Prospectus.

     2. The undersigned recognizes that Coastal has no financial and operating history and that its stock as an investment involves risks as set forth in the Prospectus, and hereby confirms that the undersigned understands such risks.

     3. The undersigned is aware that (i) this subscription may be rejected in whole or in part by Coastal, in its sole discretion, and (ii) in any event the subscription will be returned in full to the undersigned (with interest as described in the Prospectus) if subscriptions for at least 900,000 shares (as specified in the Prospectus) are not received prior to termination of the offering, if Coastal does not receive the required banking regulatory approval (as specified in the Prospectus), or if Coastal for any reason terminates this offering.

     4. If the undersigned is an individual, the undersigned is a citizen of the United States and over 21 years of age. If the undersigned is a trust, the trustee and each beneficiary are citizens of the United States. If the undersigned is a partnership, each partner is a citizen of the United States and over 21 years of age. If the undersigned is a corporation, it is authorized and otherwise duly qualified to hold stock in a bank holding company.

     5. If the undersigned is a corporation or a partnership, it has all right, power and authority to execute and deliver this Subscription Agreement on its behalf, and this Subscription Agreement is a valid and binding agreement of such corporation or partnership. If the undersigned is a trustee of a trust, the trust is a valid and enforceable trust and the undersigned has, in such capacity, all right, power and authority to execute and deliver this Subscription Agreement. If the undersigned is the executor, administrator or personal representative of an estate, the undersigned, in such capacity, has all right, power and authority to executed and deliver this Subscription Agreement.



IN ORDER TO INVEST, ALL ITEMS ON THIS SUBSCRIPTION AGREEMENT MUST BE COMPLETED. INVESTORS WITH QUESTIONS REGARDING THE COMPLETION OF THIS AGREEMENT SHOULD CALL THEIR BROKER-DEALER. ANY MISSING INFORMATION OR SIGNATURES MAY DELAY PROCESSING OF THIS SUBSCRIPTION.


Name of Subscriber(s) (indicate name of trust, partnership or corporation, if applicable). Give both names if jointly owned. Please print the exact name you want on the account.

Last Name(s)                    First Name(s)                 Initial(s)     Home Phone /  Fax
                                Business Phone / Fax


Social Security or Tax Identification Number(s).  Give both if jointly owned.

SSN                                                          TIN


Mailing Address.  Give both if jointly owned.

Street                     City                    State
                           Zip Code


Indicate Type of Ownership (check one).

[_] Individual (one signature)      [_] Tenants in Common (all sign)                       [_] Corporation*
(two signatures)
[_] Joint Tenants (two signatures)  [_] Trust (all Trustees sign; please provide name
 names of trustees & beneficiaries)     date of trust &
[_] Community Property (one         [_] Partnership*
signature) (explain)                                                                       [_] Other
                                    *Please supply copy of document authorizing signatory


Signature                                                 Signature






FOR BROKER-DEALER COMPLETION

Firm

  NASD Member Who Solicited This Purchase               Signature of Registered
Representative

Registered Representative

Branch Office Address

Telephone No.                     Fax No.                          DTC No.





ACCEPTED:                  Coastal Community Group, Inc.



                           By
                                    Hans C. Mueller, President and CEO

Date:                      , 1999




                     INSTRUCTIONS FOR SUBSCRIPTION AGREEMENT

                                 A. SUBSCRIBERS


1. All Subscribers. Please read the Subscription Agreement and these instructions carefully. The completed and signed Subscription Agreement, together with a check in the full amount of the subscription payable to "Sun Trust Bank, Miami, N.A. as Escrow Agent - Coastal Community Group, Inc.," should be delivered to the subscriber's broker.

2. Individual Subscribers. If the subscriber is an individual, he or she must complete and sign the Subscription Agreement.

3. Joint Subscribers. In the case of joint ownership, including a husband and wife, both persons must complete and sign the Subscription Agreement.

4. Trust, Corporate, Partnership or Other Fiduciary Subscribers. If the subscriber is a trust, corporation, partnership or other fiduciary, such subscriber must complete and sign the Subscription Agreement. In the case of a trust, all trustee(s) must sign the Subscription Agreement. In the case of a corporation, two officers must sign. If the subscriber is a trust, please supply the name and date of the trust, the names of all trustees and the names of all beneficiaries. If the subscriber is a corporation or partnership, please supply a copy of the document authorizing the signatories.



                                   B. BROKERS

1. Complete the broker's information appearing on the Subscription Agreement and review the information provided by the subscriber to ensure that the subscriber has properly completed and signed the Subscription Agreement. Also ensure that the subscriber's check is payable to "Sun Trust Bank, Miami, N.A. as Escrow Agent - Coastal Community Group, Inc."

2. Immediately forward a copy of the complete Subscription Agreement, together with the original subscriber's check in the full amount of the subscription, to:

                  Sun Trust Bank, Miami, N.A.
                  Commercial Trust Department
                  777 Brickell Avenue
                  Miami, Florida 33131
                  Attention: Ary C. Velasco, V.P.

                  phone (305) 579-7475   fax (305) 579-7023

3. Immediately forward a copy of the complete Subscription Agreement, together with a copy of the subscriber's check, to:

                  Coast Partners Securities, Inc.
                  444 Brickell Avenue, Suite 805
                  Miami, Florida 33131
                  Attention: Evaldo F. Dupuy

                  phone (305) 358-7616   fax (305) 358-6362

4. Immediately forward the original Subscription Agreement, together with a copy of the subscriber's check, to:

                  Coastal Community Group
                  c/o Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. One Biscayne Tower
                  Two South Biscayne Blvd., Suite 3400
                  Miami, Florida 33131
                  Attention: Richard J. Bischoff, Esq.

                  phone (305) 376-6000  fax (305) 376-6010

5. You should retain a copy for your records.